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                                     EXHIBIT 4.2


                              CERTIFICATE OF AMENDMENT

                           OF CERTIFICATE OF INCORPORATION

                           OF AMERICAN CINEMASTORES INC.

                  (Under Section 242 of the General Corporation Law)


AMERICAN CINEMASTORES INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     FIRST: The name of the Corporation is AMERICAN CINEMASTORES INC.

    SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FIRST" thereof in its entirety and by substituting in lieu of said Article the following provisions:

         "FIRST: The name of the corporation is: Apparel Technologies, Inc."

    THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 6th day of November, 1997.



                                  -------------------------------
                                  Kathryn Van Ness, Chairman of
                                  the Board and Chief Executive Officer

ATTEST:


-------------------------
Samuel S. Guzik,
Secretary